Exhibit 99.2

URBAN EDGE PROPERTIES

SUPPLEMENTAL DISCLOSURE
PACKAGE

September 30, 2021

Urban Edge Properties
888 7th Avenue, New York, NY 10019
NY Office: 212-956-2556
www.uedge.com

URBAN EDGE PROPERTIES
SUPPLEMENTAL DISCLOSURE
September 30, 2021
(unaudited)

TABLE OF CONTENTS
Page
Press Release
Third Quarter 2021 Earnings Press Release	1

Overview
Summary Financial Results and Ratios	10

Consolidated Financial Statements
Consolidated Balance Sheets	11
Consolidated Statements of Income	12

Non-GAAP Financial Measures and Supplemental Data
Supplemental Schedule of Net Operating Income	13
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)	14
Funds from Operations	15
Market Capitalization, Debt Ratios and Liquidity	16
Additional Disclosures	17

Leasing Data
Tenant Concentration - Top Twenty-Five Tenants	18
Leasing Activity	19
Retail Portfolio Lease Expiration Schedules	20

Property Data
Property Status Report	22
Property Acquisitions and Dispositions	25
Development, Redevelopment and Anchor Repositioning Projects	26

Debt Schedules
Debt Summary	28
Mortgage Debt Summary	29
Debt Maturity Schedule	30

COVID-19 Disclosure	31

Urban Edge Properties		For additional information:
888 Seventh Avenue		Mark Langer, EVP and
New York, NY 10019		Chief Financial Officer
212-956-2556

FOR IMMEDIATE RELEASE:

Urban Edge Properties Reports Third Quarter 2021 Results

NEW YORK, NY, November 3, 2021 - Urban Edge Properties (NYSE: UE) (the "Company") today announced its results for the quarter ended September 30, 2021.
“Urban Edge had a great third quarter reflecting strong execution across all departments," said Jeff Olson, Chairman and CEO. "Our occupancy growth came from both new anchor tenants and record shop leasing activity while our external growth opportunities are more visible based on our increasing acquisition pipeline.”

Financial Results(1)(2)
•Generated net income attributable to common shareholders of $27.8 million, or $0.24 per diluted share, for the third quarter of 2021 compared to a net loss of $5.6 million, or $(0.05) per diluted share, for the third quarter of 2020 and $60.2 million, or $0.51 per diluted share, for the nine months ended September 30, 2021 compared to $74.6 million, or $0.63 per diluted share, for the nine months ended September 30, 2020.
•Generated Funds from Operations applicable to diluted common shareholders ("FFO") of $45.3 million, or $0.37 per share, for the quarter compared to $16.9 million, or $0.14 per share, for the third quarter of 2020 and $112.5 million, or $0.92 per share, for the nine months ended September 30, 2021 compared to $107.3 million, or $0.87 per share, for the nine months ended September 30, 2020.
•Generated FFO as Adjusted of $33.6 million, or $0.28 per share, for the quarter compared to $22.8 million, or $0.19 per share, for the third quarter of 2020 and $100.4 million, or $0.82 per share, for the nine months ended September 30, 2021 compared to $79.5 million, or $0.65 per share, for the nine months ended September 30, 2020.
Operating Results(1)(3)
•Increased same-property Net Operating Income ("NOI"), including properties in redevelopment by 26.4% compared to the third quarter of 2020. The increase was driven by $11.4 million lower rental revenue deemed uncollectible.
•Increased same-property NOI, excluding properties in redevelopment by 26.7% compared to the third quarter of 2020. The increase was driven by $11.4 million lower rental revenue deemed uncollectible.
•Reported same-property portfolio leased occupancy of 92.8%, an increase of 80 basis points compared to June 30, 2021.
•Reported consolidated portfolio leased occupancy of 90.7%, an increase of 90 basis points compared to June 30, 2021.
•Executed 46 new leases, renewals and options totaling 448,000 sf during the quarter. Same-space leases totaled 436,000 sf and generated average rent spreads of 17.3% on a GAAP basis and 9.7% on a cash basis.
•Collected 98% of third quarter base rents as of October 29, 2021.

Balance Sheet and Liquidity(1)(4)
Balance sheet highlights as of September 30, 2021 include:
•Total liquidity of approximately $1 billion, comprised of $323 million of cash on hand and $600 million available under our revolving credit agreement.
•Weighted average term to maturity of 4.7 years with no debt maturing in 2021 and only $81 million of debt maturing in 2022.
•Total market capitalization of approximately $3.8 billion, comprised of 122.0 million fully-diluted common shares valued at $2.2 billion and $1.6 billion of debt.
•Net debt to total market capitalization of 33%.
•Net debt to Adjusted Earnings before interest, tax, depreciation and amortization for real estate ("EBITDAre") of 6.4x.

Leasing, Development and Redevelopment
The Company commenced $18.3 million of redevelopment projects during the third quarter in connection with the following lease executions:
•National tenant at Hudson Mall
•Wren Kitchen at Wilkes-Barre Commons
•Five Below at Shops at Bruckner

The Company has $152.4 million of active redevelopment projects under way, of which $91.1 million remains to be funded. These projects are expected to generate an approximate 8% unleveraged yield.

On September 29, 2021, the Company reached an agreement to terminate its remaining three leases with Kmart and Sears at Bruckner Commons, Sunrise Mall and The Outlets at Montehiedra for $20 million, effective October 15, 2021. Controlling these anchor spaces is a critical aspect of the value creation plans the Company has under way to reposition these spaces with uses that appeal to the respective communities where the properties are located.

The Company has signed leases that have not yet rent commenced that will generate an additional $16 million of future annual gross rent, representing approximately 7% of current NOI. Approximately $13 million of this amount pertains to leases included in Active Redevelopment Projects.
Acquisition and Disposition Activity
In August, the Company acquired two industrial warehouses aggregating 275,000 sf, for a total purchase price of $55.5 million. The two properties, located at 601 Murray Road and 151 Ridgedale Avenue, are adjacent to our existing 943,000 sf warehouse park in East Hanover, NJ.

During the quarter, the Company sold its property in Westfield, NJ, for $5.5 million, generating proceeds of $0.8 million, net of the repayment of the $4.7 million loan secured by the property. The Company also disposed of its property in Turnersville, NJ for a sales price of $11.8 million. The proceeds from the sale of this property will be utilized to satisfy the reverse 1031 exchange set up in connection with the acquisition of 151 Ridgedale Avenue, allowing for the deferral of capital gains from the sale.

The weighted average capitalization rate on properties sold during the quarter is approximately 6%.

(1) Refer to "Non-GAAP Financial Measures" and "Operating Metrics" for definitions and additional detail.
(2) Refer to page 5 for a reconciliation of net income to FFO and FFO as Adjusted for the quarter ended September 30, 2021.
(3) Refer to page 6 for a reconciliation of net income to NOI and Same-Property NOI for the quarter ended September 30, 2021.
(4) Net debt as of September 30, 2021 is calculated as total consolidated debt of $1.6 billion less total cash and cash equivalents, including restricted cash, of $323 million.

Non-GAAP Financial Measures
The Company uses certain non-GAAP performance measures, in addition to the primary GAAP presentations, as we believe these measures improve the understanding of the Company's operational results. We continually evaluate the usefulness, relevance, limitations, and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the investing public, and thus such reported measures are subject to change. The Company's non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results. Additionally, the Company's computation of non-GAAP metrics may not be comparable to similarly titled non-GAAP metrics reported by other REITs or real estate companies that define these metrics differently and, as a result, it is important to understand the manner in which the Company defines and calculates each of its non-GAAP metrics. The following non-GAAP measures are commonly used by the Company and investing public to understand and evaluate our operating results and performance:
•FFO: The Company believes FFO is a useful, supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular real estate investment trusts ("REITs"). FFO, as defined by the National Association of Real Estate Investment Trusts ("Nareit") and the Company, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable real estate and land when connected to the main business of a REIT, impairments on depreciable real estate or land related to a REIT's main business and rental property depreciation and amortization expense. The Company believes that financial analysts, investors and shareholders are better served by the presentation of comparable period operating results generated from FFO primarily because it excludes the assumption that the value of real estate assets diminishes predictably. FFO does not represent cash flows from operating activities in accordance with GAAP, should not be considered an alternative to net income as an indication of our performance, and is not indicative of cash flow as a measure of liquidity or our ability to make cash distributions.
•FFO as Adjusted: The Company provides disclosure of FFO as Adjusted because it believes it is a useful supplemental measure of its core operating performance that facilitates comparability of historical financial periods. FFO as Adjusted is calculated by making certain adjustments to FFO to account for items the Company does not believe are representative of ongoing core operating results, including non-comparable revenues and expenses. The Company's method of calculating FFO as Adjusted may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
•NOI: The Company uses NOI internally to make investment and capital allocation decisions and to compare the unlevered performance of our properties to that of our peers. The Company believes NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis, providing perspective not immediately apparent from net income. The Company calculates NOI using net income as defined by GAAP reflecting only those income and expense items that are incurred at the property level, adjusted for non-cash rental income and expense, and income or expenses that we do not believe are representative of ongoing operating results, if any. In addition, the Company uses NOI margin, calculated as NOI divided by total revenue, which the Company believes is useful to investors for similar reasons. The Company has historically defined this metric as "Cash NOI." There have been no changes to the calculation of this metric. However, the Company has decided to refer to this metric as "NOI" instead of "Cash NOI" to further clarify that, consistent with the definition of this metric, the revenue and expenses reflected in this metric include some accrued amounts and are not limited to amounts for which the Company actually received or made cash payment during the applicable period.
•Same-property NOI: The Company provides disclosure of NOI on a same-property basis, which includes the results of properties that were owned and operated for the entirety of the reporting periods being compared, which total 71 and 69 properties for the three and nine months ended September 30, 2021 and 2020, respectively. Information provided on a same-property basis excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area ("GLA") is taken out of service and also excludes properties acquired or sold during the periods being compared. As such, same-property NOI assists in eliminating disparities in net income due to the development, redevelopment, acquisition or disposition of properties during the periods presented, and thus provides a more consistent performance measure for the comparison of the operating performance of the Company's properties. While there is judgment surrounding changes in designations, a property is removed from the same-property pool when it is designated as a redevelopment property because it is undergoing significant renovation or retenanting pursuant to a formal plan that is expected to have a significant impact on its operating income. A development or redevelopment property is moved back to the same-property pool once a substantial portion of the NOI growth expected from the development or redevelopment is reflected in both the current and comparable prior year period, generally one year after at least 80% of the expected NOI from the project is realized on a cash basis. Acquisitions are moved into the same-property pool once we have owned the property for the entirety of the comparable periods and the property is not under significant development or redevelopment. The Company has also provided disclosure of NOI on a same-property basis adjusted to include redevelopment properties. Same-property NOI may include other adjustments as detailed in the Reconciliation of Net Income to NOI and same-property NOI included in the tables accompanying this press release. The Company has historically defined this metric as "same-property Cash NOI." There have been no changes to the calculation of this metric. The Company has decided to refer to this metric as "same-property NOI" for the same reasons discussed above under "NOI," which we had historically defined as "Cash NOI."
•EBITDAre and Adjusted EBITDAre: EBITDAre and Adjusted EBITDAre are supplemental, non-GAAP measures utilized by us in various financial ratios. The White Paper on EBITDAre, approved by Nareit's Board of Governors in September 2017, defines EBITDAre as net income (computed in accordance with GAAP), adjusted for interest expense, income tax (benefit) expense, depreciation and amortization, losses and gains on the disposition of depreciated property, impairment write-downs of depreciated property and investments in unconsolidated joint ventures, and adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures. EBITDAre and Adjusted EBITDAre are presented to assist investors in the evaluation of REITs, as a measure of the Company's operational performance as they exclude various items that do not relate to or are not indicative of our operating performance and because they approximate key performance measures in our debt covenants. Accordingly, the Company believes that the use of EBITDAre and Adjusted EBITDAre, as opposed to income before income taxes, in various ratios provides meaningful performance measures related to the Company's ability to meet various coverage tests for the stated periods. Adjusted EBITDAre may include other adjustments not indicative of operating results as detailed in the Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre included in the tables accompanying this press release. The Company also presents the ratio of net debt (net of cash) to annualized Adjusted EBITDAre as of September 30, 2021, and net debt (net of cash) to total market capitalization, which it believes is useful to investors as a supplemental measure in evaluating the Company's balance sheet leverage. The presentation of EBITDAre and Adjusted EBITDAre is consistent with EBITDA and Adjusted EBITDA as presented in prior periods.
The Company believes net income is the most directly comparable GAAP financial measure to the non-GAAP performance measures outlined above. Reconciliations of these measures to net income have been provided in the tables accompanying this press release.

Operating Metrics

The Company presents certain operating metrics related to our properties, including occupancy, leasing activity and rental rates. Operating metrics are used by the Company and are useful to investors in facilitating an understanding of the operational performance for our properties.

Occupancy metrics represent the percentage of occupied gross leasable area based on executed leases (including properties in development and redevelopment) and include leases signed, but for which rent has not yet commenced. Same-property portfolio leased occupancy includes properties that have been owned and operated for the entirety of the reporting periods being compared, which total 71 and 69 properties for the three and nine months ended September 30, 2021 and 2020, respectively. Occupancy metrics presented for the Company's same-property portfolio excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and also excludes properties acquired within the past 12 months or properties sold during the periods being compared.

Executed new leases, renewals and exercised options are presented on a same-space basis. Same-space leases represent those leases signed on spaces for which there was a previous lease.

Reconciliation of Net Income (Loss) to FFO and FFO as Adjusted

The following table reflects the reconciliation of net income to FFO and FFO as Adjusted for the three and nine months ended September 30, 2021 and 2020, respectively. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 3 for a description of FFO and FFO as Adjusted.

	Three Months Ended September 30,		Nine Months Ended September 30,
(Amounts in thousands)	2021	2020	2021	2020
Net income (loss)	$30,105	$(5,830)	$63,802	$78,003
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(1,149)	225	(2,608)	(3,373)
Consolidated subsidiaries	(1,190)	—	(961)	—
Net income (loss) attributable to common shareholders	27,766	(5,605)	60,233	74,630
Adjustments:
Rental property depreciation and amortization	22,941	22,710	67,898	69,102
Gain on sale of real estate	(6,926)	—	(18,648)	(39,775)
Limited partnership interests in operating partnership	1,149	(225)	2,608	3,373
Real estate impairment loss	372	—	372	—
FFO Applicable to diluted common shareholders	45,302	16,880	112,463	107,330
FFO per diluted common share(1)	0.37	0.14	0.92	0.87
Adjustments to FFO:
Impact of lease terminations(2)	(11,078)	—	(11,078)	—
(Reinstatement)/write-off of receivables arising from the straight-lining of rents, net	(716)	4,656	(82)	10,704
Tenant bankruptcy settlement income	(464)	—	(752)	—
Transaction, severance and other expenses	526	77	271	1,368
Tax impact of Puerto Rico transactions	37	1,205	(453)	(12,161)
Gain on extinguishment of debt	—	—	—	(34,908)
Executive transition costs	—	—	—	7,152
FFO as Adjusted applicable to diluted common shareholders	$33,607	$22,818	$100,369	$79,485
FFO as Adjusted per diluted common share(1)	$0.28	$0.19	$0.82	$0.65

Weighted Average diluted common shares(1)	121,987	121,378	122,212	123,174
(1) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for the three months ended September 30, 2021 and 2020 and the nine months ended September 30, 2020 are higher than the GAAP weighted average diluted shares as a result of the dilutive impact of LTIP and OP units which may be redeemed for our common shares.
(2) During the third quarter, net income includes $12.5 million of accelerated amortization of below-market lease intangibles resulting from the termination of our leases with Kmart and Sears. The $11.1 million adjustment to FFO in calculating FFO as Adjusted is net of the $1.4 million attributable to the noncontrolling interest in Sunrise Mall.

Reconciliation of Net Income (Loss) to NOI and Same-Property NOI

The following table reflects the reconciliation of net income to NOI, same-property NOI and same-property NOI including properties in redevelopment for the three and nine months ended September 30, 2021 and 2020, respectively. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 3 for a description of NOI and same-property NOI.

	Three Months Ended September 30,		Nine Months Ended September 30,
(Amounts in thousands)	2021	2020	2021	2020
Net income (loss)	$30,105	$(5,830)	$63,802	$78,003
Management and development fee income from non-owned properties	(280)	(404)	(911)	(1,003)
Other expense	205	257	387	713
Depreciation and amortization	23,171	22,888	68,534	69,658
General and administrative expense	10,134	8,700	28,286	36,600
Gain on sale of real estate	(6,926)	—	(18,648)	(39,775)
Interest income	(77)	(282)	(303)	(2,387)
Interest and debt expense	14,638	18,136	44,193	53,884
Gain on extinguishment of debt	—	—	—	(34,908)
Income tax expense (benefit)	704	459	905	(13,103)
Real estate impairment loss	372	—	372	—
Non-cash revenue and expenses	(15,237)	2,095	(18,992)	3,338
NOI(1)	56,809	46,019	167,625	151,020
Adjustments:
Non-same property NOI and other(2)	(600)	(1,828)	(6,406)	(10,205)
Tenant bankruptcy settlement income and lease termination income	(533)	(251)	(1,294)	(758)
Same-property NOI	$55,676	$43,940	$159,925	$140,057
NOI related to properties being redeveloped	1,019	931	2,778	3,271
Same-property NOI including properties in redevelopment	$56,695	$44,871	$162,703	$143,328
(1) The Company has historically defined this metric as “Cash NOI.” There have been no changes to the calculation.
(2) Non-same property NOI includes NOI related to properties being redeveloped and properties acquired or disposed in the period. Amounts for 2021 include Sunrise Mall which generated a net loss for the three and nine months ended September 30, 2021, respectively.

Reconciliation of Net Income (Loss) to EBITDAre and Adjusted EBITDAre

The following table reflects the reconciliation of net income to EBITDAre and Adjusted EBITDAre for the three and nine months ended September 30, 2021 and 2020, respectively. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 3 for a description of EBITDAre and Adjusted EBITDAre.

	Three Months Ended September 30,		Nine Months Ended September 30,
(Amounts in thousands)	2021	2020	2021	2020
Net income (loss)	$30,105	$(5,830)	$63,802	$78,003
Depreciation and amortization	23,171	22,888	68,534	69,658
Interest and debt expense	14,638	18,136	44,193	53,884
Income tax expense (benefit)	704	459	905	(13,103)
Gain on sale of real estate	(6,926)	—	(18,648)	(39,775)
Real estate impairment loss	372	—	372	—
EBITDAre	62,064	35,653	159,158	148,667
Adjustments for Adjusted EBITDAre:
Impact of lease terminations(1)	(12,481)	—	(12,481)	—
(Reinstatement)/write-off of receivables arising from the straight-lining of rents, net	(716)	4,656	(82)	10,704
Tenant bankruptcy settlement income	(464)	—	(752)	—
Transaction, severance and other expenses	526	77	271	1,368
Gain on extinguishment of debt	—	—	—	(34,908)
Executive transition costs	—	—	—	7,152
Adjusted EBITDAre	$48,929	$40,386	$146,114	$132,983
(1) Amount reflects accelerated amortization of $12.5 million of below-market intangible liabilities (classified within property rental revenues in the consolidated statements of income).

ADDITIONAL INFORMATION
For a copy of the Company’s supplemental disclosure package, please access the "Investors" section of our website at www.uedge.com. Our website also includes other financial information, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports.
ABOUT URBAN EDGE
Urban Edge Properties is a NYSE listed real estate investment trust focused on managing, acquiring, developing, and redeveloping retail real estate in urban communities, primarily in the New York metropolitan region. Urban Edge owns 75 properties totaling 16.4 million square feet of gross leasable area.
FORWARD-LOOKING STATEMENTS
Certain statements contained in this Press Release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can identify many of these statements by words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this Press Release. Many of the factors that will determine the outcome of forward-looking statements are beyond our ability to control or predict and include, among others: (i) the economic, political and social impact of, and uncertainty relating to, the COVID-19 pandemic, including its impact on our retail tenants and their ability to make rent and other payments or honor their commitments under existing leases; (ii) the loss or bankruptcy of major tenants; (iii) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration, the Company’s ability to re-lease its properties on the same or better terms, or at all, in the event of non-renewal or in the event the Company exercises its right to replace an existing tenant; (iv) the impact of e-commerce on our tenants’ business; (v) macroeconomic conditions, such as a disruption of, or lack of access to the capital markets, as well as potential volatility in the Company’s share price; (vi) the Company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (vii) changes in general economic conditions or economic conditions in the markets in which the Company competes, and their effect on the Company’s revenues, earnings and funding sources, and on those of its tenants; (viii) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors, including the potential phasing out of LIBOR; (ix) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due and potential limitations on the Company’s ability to borrow funds under its existing credit facility as a result of covenants relating to the Company’s financial results; (x) potentially higher costs associated with the Company’s development, redevelopment and anchor repositioning projects, and the Company’s ability to lease the properties at projected rates; (xi) the Company’s liability for environmental matters; (xii) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xiii) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (xiv) information technology security breaches; and (xv) the loss of key executives. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Risk Factors” in Part I, Item 1A, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and the other documents filed by the Company with the Securities and Exchange Commission.
For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this Press Release. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this Press Release.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
As of September 30, 2021

Basis of Presentation
The information contained in the Supplemental Disclosure Package does not purport to disclose all items required by GAAP and is unaudited information. This Supplemental Disclosure Package should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2020 and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2021. The results of operations of any property acquired are included in the Company's financial statements since the date of acquisition, although such properties may be excluded from certain metrics disclosed in this Supplemental Disclosure Package.
Non-GAAP Financial Measures and Forward-Looking Statements
For additional information regarding non-GAAP financial measures and forward-looking statements, please see pages 3 and 8 of this Supplemental Disclosure Package.

URBAN EDGE PROPERTIES
SUMMARY FINANCIAL RESULTS AND RATIOS
For the three and nine months ended September 30, 2021 (unaudited)
(in thousands, except per share, sf, rent psf and financial ratio data)

	Three months ended		Nine months ended
Summary Financial Results	September 30, 2021		September 30, 2021
Total revenue	$106,839		$296,506
General & administrative expenses (G&A)	$10,134		$28,286
Net income attributable to common shareholders	$27,766		$60,233
Earnings per diluted share	$0.24		$0.51
Adjusted EBITDAre(7)	$48,929		$146,114
Funds from operations (FFO)	$45,302		$112,463
FFO per diluted common share	$0.37		$0.92
FFO as Adjusted	$33,607		$100,369
FFO as Adjusted per diluted common share	$0.28		$0.82
Total dividends declared per share	$0.15		$0.45
Stock closing price low-high range (NYSE)	$17.71 to $19.58		$12.61 to $20.27
Weighted average diluted shares used in EPS computations(1)	117,137		122,212
Weighted average diluted common shares used in FFO computations(1)	121,987		122,212

Summary Property, Operating and Financial Data
# of Total properties / # of Retail properties	75 / 73
Gross leasable area (GLA) sf - retail portfolio(3)(5)	15,019,000
Weighted average annual rent psf - retail portfolio(3)(5)	$18.85
Consolidated portfolio leased occupancy at end of period	90.7%
Consolidated retail portfolio leased occupancy at end of period(5)	89.8%
Same-property portfolio leased occupancy at end of period(2)	92.8%
Same-property physical occupancy at end of period(4)(2)	89.4%
Same-property NOI growth(2)	26.7%		14.2%
Same-property NOI growth, including redevelopment properties	26.4%		13.5%
NOI margin - total portfolio	62.3%		60.8%
Expense recovery ratio - total portfolio	83.0%		84.5%
New, renewal and option rent spread - cash basis(8)	9.7%		4.7%
New, renewal and option rent spread - GAAP basis(8)	17.3%		11.2%
Net debt to total market capitalization(6)	33.0%		33.0%
Net debt to Adjusted EBITDAre(6)	6.4	x	6.5	x
Adjusted EBITDAre to interest expense(7)	3.5	x	3.5	x
Adjusted EBITDAre to fixed charges(7)	2.8	x	2.8	x

(1) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for the three months ended September 30, 2021 are higher than the GAAP weighted average diluted shares as a result of the dilutive impact of LTIP and OP units which may be redeemed for our common shares.
(2) The same-property pool for both NOI and occupancy includes properties the Company consolidated, owned and operated for the entirety of both periods being compared and excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the GLA is taken out of service and also excludes properties acquired or sold during the periods being compared.
(3) GLA - retail portfolio excludes 1.3 million square feet of industrial properties and 132,000 square feet of self-storage. The weighted average annual rent per square foot for our industrial portfolio was $6.01.
(4) Physical occupancy includes tenants that have access to their leased space and includes dark and paying tenants.
(5) Our retail portfolio includes shopping centers and malls and excludes industrial and self-storage.
(6) See computation for the quarter ended September 30, 2021 on page 16. Adjusted EBITDAre is annualized for purposes of calculating net debt to Adjusted EBITDAre.
(7) See computation on page 14.
(8) See computation on page 19.

URBAN EDGE PROPERTIES
CONSOLIDATED BALANCE SHEETS
As of September 30, 2021 (unaudited) and December 31, 2020
(in thousands, except share and per share amounts)

	September 30,	December 31,
	2021	2020
ASSETS
Real estate, at cost:
Land	$557,890	$568,662
Buildings and improvements	2,364,061	2,326,450
Construction in progress	108,915	44,689
Furniture, fixtures and equipment	7,519	7,016
Total	3,038,385	2,946,817
Accumulated depreciation and amortization	(768,329)	(730,366)
Real estate, net	2,270,056	2,216,451
Right-of-use assets	75,654	80,997
Cash and cash equivalents	268,952	384,572
Restricted cash	53,840	34,681
Tenant and other receivables	18,178	15,673
Receivable arising from the straight-lining of rents	61,444	62,106
Identified intangible assets, net of accumulated amortization of $37,582 and $37,009, respectively	50,719	56,184
Deferred leasing costs, net of accumulated amortization of $16,915 and $16,419, respectively	17,413	18,585
Prepaid expenses and other assets	65,565	70,311
Total assets	$2,881,821	$2,939,560

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net	$1,573,702	$1,587,532
Lease liabilities	70,071	74,972
Accounts payable, accrued expenses and other liabilities	94,514	132,980
Identified intangible liabilities, net of accumulated amortization of $83,596 and $71,375, respectively	128,479	148,183
Total liabilities	1,866,766	1,943,667
Commitments and contingencies
Shareholders’ equity:
Common shares: $0.01 par value; 500,000,000 shares authorized and 117,137,788 and 117,014,317 shares issued and outstanding, respectively	1,170	1,169
Additional paid-in capital	997,085	989,863
Accumulated deficit	(31,968)	(39,467)
Noncontrolling interests:
Operating partnership	40,006	38,456
Consolidated subsidiaries	8,762	5,872
Total equity	1,015,055	995,893
Total liabilities and equity	$2,881,821	$2,939,560

URBAN EDGE PROPERTIES
CONSOLIDATED STATEMENTS OF INCOME
For the three and nine months ended September 30, 2021 and 2020 (unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
REVENUE
Rental revenue	$105,985	$75,359	$294,257	$241,624
Management and development fees	280	404	911	1,003
Other income	574	75	1,338	190
Total revenue	106,839	75,838	296,506	242,817
EXPENSES
Depreciation and amortization	23,171	22,888	68,534	69,658
Real estate taxes	15,862	14,916	47,826	44,778
Property operating	15,692	13,436	51,874	39,867
General and administrative	10,134	8,700	28,286	36,600
Casualty and impairment loss	372	—	372	—
Lease expense	3,164	3,415	9,665	10,200
Total expenses	68,395	63,355	206,557	201,103
Gain on sale of real estate	6,926	—	18,648	39,775
Interest income	77	282	303	2,387
Interest and debt expense	(14,638)	(18,136)	(44,193)	(53,884)
Gain on extinguishment of debt	—	—	—	34,908
Income (loss) before income taxes	30,809	(5,371)	64,707	64,900
Income tax benefit (expense)	(704)	(459)	(905)	13,103
Net income (loss)	30,105	(5,830)	63,802	78,003
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(1,149)	225	(2,608)	(3,373)
Consolidated subsidiaries	(1,190)	—	(961)	—
Net income (loss) attributable to common shareholders	$27,766	$(5,605)	$60,233	$74,630

Earnings (loss) per common share - Basic:	$0.24	$(0.05)	$0.51	$0.63
Earnings (loss) per common share - Diluted:	$0.24	$(0.05)	$0.51	$0.63
Weighted average shares outstanding - Basic	117,087	116,625	117,009	118,033
Weighted average shares outstanding - Diluted	117,137	116,625	122,212	118,111

URBAN EDGE PROPERTIES
SUPPLEMENTAL SCHEDULE OF NET OPERATING INCOME
For the three and nine months ended September 30, 2021 and 2020
(in thousands)

	Three Months Ended September 30,		Percent Change	Nine Months Ended September 30,		Percent Change
	2021	2020		2021	2020
Total NOI(1)
Total revenue	$91,138	$77,306	17.9%	$275,810	$244,475	12.8%
Total property operating expenses	(34,329)	(31,287)	9.7%	(108,185)	(93,455)	15.8%
NOI - total portfolio	$56,809	$46,019	23.4%	$167,625	$151,020	11.0%

NOI margin (NOI / Total revenue)	62.3%	59.5%		60.8%	61.8%

Same-property NOI(1)
Property rentals	$64,525	$64,093		$185,187	$187,349
Tenant expense reimbursements	22,050	22,540		69,897	68,006
Rental revenue deemed uncollectible	(448)	(11,811)		518	(24,873)
Total revenue	86,127	74,822		255,602	230,482
Real estate taxes	(13,542)	(14,864)		(41,924)	(43,795)
Property operating	(13,974)	(13,115)		(44,955)	(37,930)
Lease expense	(2,935)	(2,903)		(8,798)	(8,700)
Total property operating expenses	(30,451)	(30,882)		(95,677)	(90,425)
Same-property NOI(1)	$55,676	$43,940	26.7%	$159,925	$140,057	14.2%

NOI related to properties being redeveloped	$1,019	$931		$2,778	$3,271
Same-property NOI including properties in redevelopment(1)	$56,695	$44,871	26.4%	$162,703	$143,328	13.5%

Same-property physical occupancy	89.4%	90.8%		89.6%	91.0%
Same-property leased occupancy	92.8%	92.9%		93.1%	93.0%
Number of properties included in same-property analysis	71			69

(1) NOI excludes non-cash revenue and expenses. Refer to page 6 for a reconciliation of net income to NOI and same-property NOI.

URBAN EDGE PROPERTIES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION and AMORTIZATION for REAL ESTATE (EBITDAre)
For the three and nine months ended September 30, 2021 and 2020
(in thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2021		2020		2021		2020
Net income (loss)	$30,105		$(5,830)		$63,802		$78,003
Depreciation and amortization	23,171		22,888		68,534		69,658
Interest expense	13,893		17,433		41,946		51,771
Amortization of deferred financing costs	745		703		2,247		2,113
Income tax expense (benefit)	704		459		905		(13,103)
Gain on sale of real estate	(6,926)		—		(18,648)		(39,775)
Real estate impairment loss	372		—		372		—
EBITDAre	62,064		35,653		159,158		148,667
Adjustments for Adjusted EBITDAre:
Impact of lease terminations(1)	(12,481)		—		(12,481)		—
(Reinstatement)/write-off of receivables arising from the straight-lining of rents, net	(716)		4,656		(82)		10,704
Tenant bankruptcy settlement income	(464)		—		(752)		—
Transaction, severance and other expenses	526		77		271		1,368
Gain on extinguishment of debt	—		—		—		(34,908)
Executive transition costs	—		—		—		7,152
Adjusted EBITDAre	$48,929		$40,386		$146,114		$132,983

Interest expense	$13,893		$17,433		$41,946		$51,771

Adjusted EBITDAre to interest expense	3.5	x	2.3	x	3.5	x	2.6	x

Fixed charges
Interest expense	$13,893		$17,433		$41,946		$51,771
Scheduled principal amortization	3,834		1,592		9,465		4,700
Total fixed charges	$17,727		$19,025		$51,411		$56,471

Adjusted EBITDAre to fixed charges	2.8	x	2.1	x	2.8	x	2.4	x

(1) Amount reflects accelerated amortization of $12.5 million of below-market intangible liabilities (classified within property rental revenues in the consolidated statements of income).

URBAN EDGE PROPERTIES
FUNDS FROM OPERATIONS
For the three and nine months ended September 30, 2021
(in thousands, except per share amounts)

	Three Months Ended September 30, 2021		Nine Months Ended September 30, 2021
	(in thousands)	(per share)(2)	(in thousands)	(per share)(2)
Net income (loss)	$30,105	$0.25	$63,802	$0.52
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(1,149)	(0.01)	(2,608)	(0.02)
Consolidated subsidiaries	(1,190)	(0.01)	(961)	(0.01)
Net income attributable to common shareholders	27,766	0.23	60,233	0.49
Adjustments:
Rental property depreciation and amortization	22,941	0.19	67,898	0.56
Gain on sale of real estate	(6,926)	(0.06)	(18,648)	(0.15)
Limited partnership interests in operating partnership(1)	1,149	0.01	2,608	0.02
Real estate impairment loss	372	—	372	—
FFO applicable to diluted common shareholders	45,302	0.37	112,463	0.92

Impact of lease terminations(3)	(11,078)	(0.09)	(11,078)	(0.09)
(Reinstatement)/write-off of receivables arising from the straight-lining of rents	(716)	(0.01)	(82)	—
Tenant bankruptcy settlement income	(464)	—	(752)	(0.01)
Transaction, severance and other expenses	526	—	271	—
Tax impact of Puerto Rico transactions	37	—	(453)	—
FFO as Adjusted applicable to diluted common shareholders	$33,607	$0.28	$100,369	$0.82

Weighted average diluted shares used to calculate EPS	117,137		122,212
Assumed conversion of OP and LTIP Units to common shares	4,850		—
Weighted average diluted common shares - FFO	121,987		122,212
(1) Represents earnings allocated to LTIP and OP unitholders for unissued common shares, which have been excluded for purposes of calculating earnings per diluted share for the periods presented because they are anti-dilutive.
(2) Individual items may not add up due to total rounding.
(3) During the third quarter, net income includes $12.5 million of accelerated amortization of below-market lease intangibles resulting from the termination of our leases with Kmart and Sears. The $11.1 million adjustment to FFO in calculating FFO as Adjusted is net of the $1.4 million attributable to the noncontrolling interest in Sunrise Mall.

URBAN EDGE PROPERTIES
MARKET CAPITALIZATION, DEBT RATIOS AND LIQUIDITY
As of September 30, 2021
(in thousands, except share amounts)

	September 30, 2021
Closing market price of common shares	$18.31

Basic common shares	117,137,788
OP and LTIP units	4,849,749
Diluted common shares	121,987,537

Equity market capitalization	$2,233,592

Total consolidated debt(1)	$1,582,325
Cash and cash equivalents including restricted cash	(322,792)
Net debt	$1,259,533

Net Debt to annualized Adjusted EBITDAre	6.4	x

Total consolidated debt(1)	$1,582,325
Equity market capitalization	2,233,592
Total market capitalization	$3,815,917

Net debt to total market capitalization at applicable market price	33.0%

Cash and cash equivalents including restricted cash	$322,792
Available under unsecured credit facility	600,000
Total liquidity	$922,792

(1) Total consolidated debt excludes unamortized debt issuance costs of $8.6 million.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Rental revenue:
Property rentals(1)	$82,878	$64,063	$219,234	$196,236
Tenant expense reimbursements	24,108	23,213	77,200	71,193
Rental revenue deemed uncollectible	(1,001)	(11,917)	(2,177)	(25,805)
Total rental revenue	$105,985	$75,359	$294,257	$241,624

Certain non-cash items:
Straight-line rents(2)	$352	$(4,239)	$(338)	$(9,503)
Amortization of below-market lease intangibles, net(1)(2)	15,021	2,349	19,775	6,803
Lease expense GAAP adjustments(3)	(137)	(205)	(445)	(638)
Amortization of deferred financing costs(4)	(745)	(703)	(2,247)	(2,113)
Capitalized interest(4)	386	232	733	513
Share-based compensation expense(5)	(2,809)	(2,604)	(8,218)	(14,463)

Capital expenditures: (6)
Development and redevelopment costs	$23,712	$2,695	$37,441	$8,984
Maintenance capital expenditures	2,950	4,026	6,781	7,677
Leasing commissions	760	407	1,538	1,094
Tenant improvements and allowances	424	375	2,215	1,605
Total capital expenditures	$27,846	$7,503	$47,975	$19,360

	September 30, 2021	December 31, 2020
Accounts payable, accrued expenses and other liabilities:
Dividend payable	$—	$55,905
Deferred tenant revenue	23,958	26,594
Accrued interest payable	9,437	11,095
Accrued capital expenditures and leasing costs(7)	33,115	7,797
Security deposits	6,720	5,884
Finance lease liability	3,001	2,993
Accrued payroll expenses	6,811	5,797
Other liabilities and accrued expenses	11,472	16,915
Total accounts payable, accrued expenses and other liabilities	$94,514	$132,980

(1) Amount includes accelerated amortization of $12.5 million of below-market intangible liabilities.
(2) Amounts included in the financial statement line item "Rental revenue" in the consolidated statements of income. The Company reinstated $0.7 million and $0.1 million of receivables arising from the straight-lining of rents, net of write-offs during the three and nine months ended September 30, 2021, respectively, pertaining to tenants moved back to accrual-basis accounting, compared to a write-off of $4.7 million and $10.7 million during the three and nine months ended September 30, 2020, respectively.
(3) Amounts consist of amortization of below-market ground lease intangibles and straight-line lease expense, and are included in the financial statement line item "Lease expense" in the consolidated statements of income.
(4) Amounts included in the financial statement line item "Interest and debt expense" in the consolidated statements of income.
(5) Amounts included in the financial statement line item "General and administrative" in the consolidated statements of income.
(6) Amounts presented on a cash basis.
(7) Amount includes $20 million accrued in connection with the agreements to terminate our leases with Kmart and Sears.

URBAN EDGE PROPERTIES
TENANT CONCENTRATION - TOP TWENTY-FIVE TENANTS
As of September 30, 2021

Tenant	Number of stores	Square feet	% of total square feet	Annualized base rent ("ABR")	% of total ABR	Weighted average ABR per square foot	Average remaining term of ABR(1)
The Home Depot, Inc.	6	808,926	4.9%	$15,731,153	6.0%	$19.45	13.8
The TJX Companies, Inc.(2)	22	714,731	4.4%	14,320,938	5.5%	20.04	4.4
Lowe's Companies, Inc.	6	976,415	6.0%	8,925,004	3.4%	9.14	6.0
Best Buy Co., Inc.	8	359,476	2.2%	8,173,456	3.1%	22.74	4.3
Walmart Inc.	5	708,435	4.3%	7,479,449	2.8%	10.56	6.7
Burlington Stores, Inc.	7	415,828	2.5%	7,200,733	2.7%	17.32	7.3
Kohl's Corporation	7	633,345	3.9%	6,570,371	2.5%	10.37	3.6
BJ's Wholesale Club	4	454,297	2.8%	5,771,563	2.2%	12.70	6.6
PetSmart, Inc.	10	228,869	1.4%	5,709,400	2.2%	24.95	3.6
Ahold Delhaize (Stop & Shop)	5	362,696	2.2%	5,429,430	2.1%	14.97	7.0
Target Corporation	3	335,937	2.1%	5,290,952	2.0%	15.75	11.1
Wakefern (ShopRite)	4	296,018	1.8%	5,241,942	2.0%	17.71	10.7
The Gap, Inc.(3)	10	151,239	0.9%	4,390,863	1.7%	29.03	3.8
LA Fitness International LLC	5	245,266	1.5%	4,378,624	1.7%	17.85	6.8
Whole Foods Market, Inc.	2	100,682	0.6%	3,759,050	1.4%	37.34	9.2
Sears Holdings Corporation(4)(6)	3	522,089	3.2%	3,738,280	1.4%	7.16	—
Staples, Inc.	8	167,832	1.0%	3,607,035	1.4%	21.49	2.3
Bob's Discount Furniture	4	170,931	1.0%	3,222,108	1.2%	18.85	5.5
Bed Bath & Beyond Inc.(5)	7	205,673	1.3%	3,046,507	1.2%	14.81	4.3
Dick's Sporting Goods, Inc.	3	153,910	0.9%	2,806,402	1.1%	18.23	3.6
24 Hour Fitness	1	53,750	0.3%	2,400,000	0.9%	44.65	10.3
Raymour & Flanigan	4	215,254	1.3%	2,370,497	0.9%	11.01	7.1
URBN (Anthropologie)	1	31,450	0.2%	2,201,500	0.8%	70.00	7.0
Visiting Nurse Services	1	58,387	0.4%	2,060,539	0.8%	35.29	0.7
Planet Fitness	4	84,911	0.5%	1,882,877	0.7%	22.17	7.9

Total/Weighted Average	140	8,456,347	51.6%	$135,708,673	51.7%	$16.05	6.7

(1) In years excluding tenant renewal options. The weighted average is based on ABR.
(2) Includes Marshalls (14), T.J. Maxx (4), HomeGoods (3) and Homesense (1).
(3) Includes Old Navy (7), Gap (2) and Banana Republic (1).
(4) Includes Kmart (2) and Sears (1). The Company terminated our leases with Kmart and Sears effective October 15, 2021. These leases contributed $6.6 million of annual gross rent including tenant reimbursements for operating expenses, taxes and insurance and contributed an additional $3.3 million in annual non-cash revenue related to the amortization of below-market leases.
(5) Includes Harmon Face Values (3), Bed Bath & Beyond (3) and buybuy Baby (1).
(6) When the Company acquired Sunrise Mall in December 2020, Sears was a tenant through a sub-lease. In July 2021, the Company acquired the sandwich lease position and became the direct landlord to Sears, resulting in an increase in the ABR compared to what was reported as of June 30, 2021.

Note: Amounts shown in the table above include all retail properties including those in redevelopment on a cash basis other than tenants in free rent periods which are shown at their initial cash rent.

URBAN EDGE PROPERTIES
LEASING ACTIVITY
For the three and nine months ended September 30, 2021

	Three Months Ended September 30, 2021		Nine Months Ended September 30, 2021
	GAAP(2)	Cash(1)	GAAP(2)	Cash(1)
New leases
Number of new leases executed	21	21	43	43
Total square feet	138,930	138,930	407,211	407,211
Number of same space leases	20	20	36	36
Same space square feet	132,013	132,013	384,680	384,680
Prior rent per square foot	$22.45	$22.95	$15.65	$16.18
New rent per square foot	$30.00	$27.87	$19.68	$18.15
Same space weighted average lease term (years)	9.5	9.5	9.2	9.2
Same space TIs per square foot	N/A	$25.67	N/A	$38.05
Rent spread	33.6%	21.4%	25.8%	12.2%

Renewals & Options
Number of leases executed	25	25	84	84
Total square feet	309,291	309,291	714,625	714,625
Number of same space leases	22	22	78	78
Same space square feet	304,277	304,277	705,341	705,341
Prior rent per square foot	$16.23	$16.72	$22.19	$22.87
New rent per square foot	$17.46	$17.18	$23.43	$23.29
Same space weighted average lease term (years)	4.5	4.5	4.0	4.0
Same space TIs per square foot	N/A	$0.33	N/A	$0.14
Rent spread	7.6%	2.8%	5.6%	1.8%

Total New Leases and Renewals & Options
Number of leases executed	46	46	127	127
Total square feet	448,221	448,221	1,121,836	1,121,836
Number of same space leases	42	42	114	114
Same space square feet	436,290	436,290	1,090,021	1,090,021
Prior rent per square foot	$18.12	$18.60	$19.88	$20.51
New rent per square foot	$21.26	$20.41	$22.11	$21.47
Same space weighted average lease term (years)	6.0	6.0	5.8	5.8
Same space TIs per square foot	N/A	$8.00	N/A	$13.52
Rent spread	17.3%	9.7%	11.2%	4.7%
(1) Rents are not calculated on a straight-line (GAAP) basis. Previous/expiring rent is the rent at expiry and includes any percentage rent paid. New rent is the rent paid at commencement.
(2) Rents are calculated on a straight-line (GAAP) basis.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE
As of September 30, 2021

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)

M-T-M	1	13,000	0.1%	$18.98	28	73,000	2.8%	$24.71	29	86,000	0.6%	$23.84
2021(3)	5	557,000	4.5%	7.68	18	51,000	2.0%	37.39	23	608,000	4.0%	10.18
2022	20	693,000	5.6%	14.29	87	241,000	9.3%	28.33	107	934,000	6.2%	17.91
2023	32	1,130,000	9.1%	19.30	76	227,000	8.7%	35.23	108	1,357,000	9.0%	21.96
2024	35	1,281,000	10.3%	18.09	68	222,000	8.5%	33.79	103	1,503,000	10.0%	20.41
2025	30	1,277,000	10.3%	13.24	50	184,000	7.1%	35.13	80	1,461,000	9.7%	16.00
2026	19	670,000	5.4%	18.05	71	248,000	9.5%	34.15	90	918,000	6.1%	22.40
2027	15	518,000	4.2%	13.22	51	197,000	7.6%	32.54	66	715,000	4.8%	18.54
2028	10	449,000	3.6%	22.06	35	121,000	4.6%	41.39	45	570,000	3.8%	26.16
2029	30	1,393,000	11.2%	19.43	36	141,000	5.4%	42.57	66	1,534,000	10.2%	21.56
2030	13	923,000	7.4%	13.66	25	91,000	3.5%	40.64	38	1,014,000	6.7%	16.08
2031	11	648,000	5.2%	15.45	18	67,000	2.6%	33.17	29	715,000	4.7%	17.11
Thereafter	28	1,927,000	15.6%	15.07	33	146,000	5.6%	33.98	61	2,073,000	14.0%	16.40
Subtotal/Average	249	11,479,000	92.5%	$16.05	596	2,009,000	77.2%	$34.64	845	13,488,000	89.8%	$18.82
Vacant	30	936,000	7.5%	N/A	233	595,000	22.8%	N/A	263	1,531,000	10.2%	N/A
Total/Average	279	12,415,000	100.0%	N/A	829	2,604,000	100.0%	N/A	1,108	15,019,000	100.0%	N/A

(1) Year of expiration excludes tenant renewal options.
(2) Weighted average annual rent per square foot is calculated by annualizing tenant's base cash rent, including ground rent, and excludes tenant reimbursements and concessions and storage rent.
(3) 2021 lease expirations include the Company's three leases, aggregating 522,000 sf, with Kmart and Sears which were terminated on October 15, 2021.

Note: Amounts shown in table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (including properties in redevelopment). The average base rent for our 1,345,000 square-foot warehouse properties (excluded from the table above) is $6.01 per square foot as of September 30, 2021.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE ASSUMING EXERCISE OF ALL OPTIONS
As of September 30, 2021

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)

M-T-M	1	13,000	0.1%	$18.98	28	73,000	2.8%	$24.71	29	86,000	0.6%	$23.84
2021(3)	4	546,000	4.4%	8.43	18	51,000	2.0%	26.41	22	597,000	4.1%	9.96
2022	7	133,000	1.1%	11.04	72	200,000	7.7%	26.41	79	333,000	2.2%	20.27
2023	6	171,000	1.4%	23.81	51	135,000	5.2%	38.50	57	306,000	2.0%	30.29
2024	5	102,000	0.8%	13.72	43	118,000	4.5%	36.43	48	220,000	1.5%	25.90
2025	12	321,000	2.6%	19.43	32	102,000	3.9%	37.99	44	423,000	2.8%	23.90
2026	5	84,000	0.7%	23.73	38	106,000	4.1%	39.03	43	190,000	1.3%	32.26
2027	6	142,000	1.1%	17.06	35	99,000	3.8%	27.40	41	241,000	1.6%	21.30
2028	8	375,000	3.0%	16.00	33	90,000	3.5%	39.04	41	465,000	3.1%	20.46
2029	13	390,000	3.1%	24.28	27	94,000	3.6%	46.28	40	484,000	3.2%	28.55
2030	10	281,000	2.3%	20.86	21	75,000	2.9%	40.06	31	356,000	2.4%	24.91
2031	11	300,000	2.4%	22.38	26	94,000	3.6%	34.79	37	394,000	2.6%	25.34
Thereafter	161	8,621,000	69.5%	22.19	172	772,000	29.7%	43.14	333	9,393,000	62.5%	23.92
Subtotal/Average	249	11,479,000	92.5%	$21.10	596	2,009,000	77.2%	$38.13	845	13,488,000	89.8%	$23.63
Vacant	30	936,000	7.5%	N/A	233	595,000	22.8%	N/A	263	1,531,000	10.2%	N/A
Total/Average	279	12,415,000	100.0%	N/A	829	2,604,000	100.0%	N/A	1,108	15,019,000	100.0%	N/A

(1) Year of expiration includes tenant renewal options.
(2) Weighted average annual rent per square foot is calculated by annualizing tenant's base cash rent, including ground rent, and excludes tenant reimbursements and concessions and storage rent and is adjusted for assumed exercised options using option rents specified in the underlying leases. Weighted average annual base rent for leases whose future option rent is based on fair market value or CPI is reported at the last stated option rent in the respective lease.
(3) 2021 lease expirations include the Company's three leases, aggregating 522,000 sf, with Kmart and Sears which were terminated on October 15, 2021.

Note: Amounts shown in table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (including properties in redevelopment). The average base rent for our 1,345,000 square-foot warehouse properties assuming exercise of all options at future tenant rent (excluded from the table above) is $7.52 per square foot as of September 30, 2021.

URBAN EDGE PROPERTIES
As of September 30, 2021
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants

SHOPPING CENTERS AND MALLS:
California:
Vallejo (leased through 2043)(3)	45,000	100.0%	$12.00	—	Best Buy
Walnut Creek (Olympic)	31,000	100.0%	70.00	—	Anthropologie
Walnut Creek (Mt. Diablo)(4)	7,000	44.0%	72.00	—	Sweetgreen (lease not commenced)
Connecticut:
Newington	189,000	90.0%	9.75	—	Walmart, Staples
Maryland:
Towson (Goucher Commons)	155,000	92.5%	24.25	—	Staples, HomeGoods, Five Below, Ulta, Kirkland's, Sprouts, DSW
Rockville	94,000	98.0%	27.59	—	Regal Entertainment Group
Wheaton (leased through 2060)(3)	66,000	100.0%	18.27	—	Best Buy
Massachusetts:
Cambridge (leased through 2033)(3)	48,000	62.1%	31.46	—	PetSmart
Revere (Wonderland Marketplace)	140,000	100.0%	13.31	—	Big Lots, Planet Fitness, Marshalls, Get Air
Missouri:
Manchester	131,000	100.0%	11.31	$12,500	Academy Sports, Bob's Discount Furniture, Pan-Asia Market
New Hampshire:
Salem (leased through 2102)(3)	39,000	100.0%	10.00	—	Fun City (lease not commenced)
New Jersey:
Bergen Town Center - East, Paramus	253,000	93.8%	22.39	—	Lowe's, REI, Best Buy
Bergen Town Center - West, Paramus	1,058,000	77.8%	33.83	$300,000	Target, Whole Foods Market, Burlington, Marshalls, Nordstrom Rack, Saks Off 5th, HomeGoods, H&M, Bloomingdale's Outlet, Nike Factory Store, Old Navy
Brick (Brick Commons)	278,000	97.0%	19.84	$49,778	Kohl's, ShopRite, Marshalls, Old Navy
Carlstadt (leased through 2050)(3)	78,000	98.5%	24.22	—	Stop & Shop
Cherry Hill (Plaza at Cherry Hill)	422,000	73.0%	14.40	$28,541	LA Fitness, Aldi, Raymour & Flanigan, Restoration Hardware, Total Wine, Guitar Center, Sam Ash Music
East Brunswick (Brunswick Commons)	427,000	100.0%	14.76	$63,000	Lowe's, Kohl's, Dick's Sporting Goods, P.C. Richard & Son, T.J. Maxx, LA Fitness
East Hanover (200 - 240 Route 10 West)	343,000	95.7%	21.86	$63,000	The Home Depot, Dick's Sporting Goods, Saks Off Fifth, Marshalls, Paper Store
East Rutherford	197,000	100.0%	12.81	$23,000	Lowe's
Garfield (Garfield Commons)	298,000	100.0%	15.69	$40,300	Walmart, Burlington, Marshalls, PetSmart, Ulta
Hackensack	275,000	99.4%	23.93	$66,400	The Home Depot, Staples, Petco, 99 Ranch
Hazlet	95,000	100.0%	3.70	—	Stop & Shop(5)
Jersey City (Hudson Mall)	382,000	85.4%	18.13	$22,345	Marshalls, Big Lots, Retro Fitness, Staples, Old Navy, National retailer (lease not commenced)
Jersey City (Hudson Commons)	236,000	100.0%	13.90	$28,172	Lowe's, P.C. Richard & Son
Kearny (Kearny Commons)	116,000	100.0%	23.17	—	LA Fitness, Marshalls, Ulta
Lodi (Washington Street)(6)	43,000	100.0%	19.95	—	Dollar Tree
Manalapan	208,000	87.7%	20.44	—	Best Buy, Bed Bath & Beyond, Raymour & Flanigan, PetSmart, Avalon Flooring
Marlton (Marlton Commons)	218,000	100.0%	16.49	$37,400	Kohl's, ShopRite, PetSmart
Middletown (Town Brook Commons)	231,000	98.9%	13.91	$31,400	Kohl's, Stop & Shop
Millburn	104,000	98.8%	27.47	$23,055	Trader Joe's, CVS, PetSmart
Montclair	18,000	100.0%	32.00	$7,250	Whole Foods Market

URBAN EDGE PROPERTIES
As of September 30, 2021
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants
Morris Plains (Briarcliff Commons)(6)	179,000	95.8%	22.56	—	Kohl's, Uncle Giuseppe's (lease not commenced)
North Bergen (Kennedy Commons)	62,000	100.0%	14.55	—	Food Bazaar
North Bergen (Tonnelle Commons)	408,000	100.0%	21.88	$100,000	Walmart, BJ's Wholesale Club, PetSmart
North Plainfield (West End Commons)	241,000	99.1%	11.58	$25,100	Costco, The Tile Shop, La-Z-Boy, Petco, Da Vita Dialysis
Paramus (leased through 2033)(3)	63,000	100.0%	44.56	—	24 Hour Fitness
Rockaway (Rockaway River Commons)	189,000	93.1%	14.50	$27,800	ShopRite, T.J. Maxx
South Plainfield (Stelton Commons) (leased through 2039)(3)	56,000	100.0%	21.77	—	Staples, Party City
Totowa	271,000	100.0%	18.30	$50,800	The Home Depot, Bed Bath & Beyond, buybuy Baby, Marshalls, Staples
Union (2445 Springfield Ave)	232,000	100.0%	17.85	$45,600	The Home Depot
Union (West Branch Commons)	278,000	98.7%	16.60	—	Lowe's, Burlington, Office Depot
Watchung (Greenbrook Commons)	170,000	100.0%	18.54	$26,226	BJ's Wholesale Club
Woodbridge (Woodbridge Commons)	225,000	94.7%	13.27	$22,100	Walmart, Charisma Furniture
Woodbridge (Plaza at Woodbridge)	332,000	91.9%	19.04	$54,595	Best Buy, Raymour & Flanigan, Lincoln Tech, Retro Fitness, Bed Bath & Beyond and buybuy Baby
New York:
Bronx (Gun Hill Commons)	81,000	100.0%	36.23	$24,803	Planet Fitness, Aldi
Bronx (Bruckner Commons)(9)	396,000	86.5%	26.97	—	Kmart, ShopRite, Burlington
Bronx (Shops at Bruckner)	115,000	66.0%	41.90	$9,864	Marshalls, Old Navy, Five Below (lease not commenced)
Brooklyn (Kingswood Center)	129,000	84.3%	35.83	$71,035	T.J. Maxx, Visiting Nurse Service of NY
Brooklyn (Kingswood Crossing)	107,000	69.5%	41.72	—	Target, Marshalls, Maimonides Medical
Buffalo (Amherst Commons)	311,000	98.1%	10.94	—	BJ's Wholesale Club, T.J. Maxx, Burlington, HomeGoods, LA Fitness
Dewitt (Marshall Plaza) (leased through 2041)(3)	46,000	100.0%	24.62	—	Best Buy
Freeport (Meadowbrook Commons) (leased through 2040)(3)	44,000	100.0%	22.31	—	Bob's Discount Furniture
Freeport (Freeport Commons)	173,000	100.0%	26.32	$43,100	The Home Depot, Staples
Huntington (Huntington Commons)	216,000	71.6%	19.74	—	Marshalls, ShopRite (lease not commenced), Old Navy, Petco
Inwood (Burnside Commons)	100,000	29.3%	27.94	—
Massapequa, NY (Sunrise Mall) (portion leased through 2069)(4)(6)(9)	1,217,000	65.6%	6.78	—	Macy's, Sears, Dick's Sporting Goods, Dave & Buster's, Raymour & Flanigan
Mt. Kisco (Mt. Kisco Commons)	189,000	97.5%	16.93	$12,526	Target, Stop & Shop
New Hyde Park (leased through 2029)(3)	101,000	100.0%	21.93	—	Stop & Shop
Queens (Cross Bay Commons)	46,000	80.5%	42.05	—	Northwell Health
Rochester (Henrietta) (leased through 2056)(3)	165,000	100.0%	4.65	—	Kohl's
Staten Island (Forest Commons)	165,000	96.6%	24.75	—	Western Beef, Planet Fitness, Mavis Discount Tire, NYC Public School
Yonkers Gateway Center	448,000	92.3%	15.88	$27,207	Burlington, Marshalls, Homesense, Best Buy, DSW, PetSmart, Alamo Drafthouse Cinema

URBAN EDGE PROPERTIES
As of September 30, 2021
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants
Pennsylvania:
Bensalem (Marten Commons)	185,000	96.6%	14.58	—	Kohl's, Ross Dress for Less, Staples, Petco
Broomall(6)	169,000	64.1%	16.56	—	National retailer (lease not commenced), Planet Fitness, PetSmart
Glenolden (MacDade Commons)	102,000	100.0%	12.89	—	Walmart
Lancaster (Lincoln Plaza)	228,000	100.0%	5.17	—	Lowe's, Community Aid, Mattress Firm
Springfield (leased through 2025)(3)	41,000	100.0%	22.99	—	PetSmart
Wilkes-Barre (461-499 Mundy Street)	184,000	85.9%	12.76	—	Bob's Discount Furniture, Ross Dress for Less, Marshalls, Petco, Wren Kitchen (lease not commenced)
Wyomissing (leased through 2065)(3)	76,000	100.0%	14.70	—	LA Fitness, PetSmart
South Carolina:
Charleston (leased through 2063)(3)	45,000	100.0%	15.10	—	Best Buy
Virginia:
Norfolk (leased through 2069)(3)	114,000	100.0%	7.79	—	BJ's Wholesale Club
Puerto Rico:
Las Catalinas	356,000	85.4%	28.84	$124,897	Sector Sixty6 (lease not yet commenced), Forever 21, Old Navy
Montehiedra(9)	539,000	94.1%	18.03	$79,831	Kmart, The Home Depot, Marshalls, Caribbean Cinemas, Tiendas Capri, Old Navy
Total Shopping Centers and Malls	15,019,000	89.8%	$18.85	$1,541,625
INDUSTRIAL:
East Hanover Warehouses(8)	1,218,000	100.0%	5.59	$40,700	J & J Tri-State Delivery, Foremost Groups, PCS Wireless, Fidelity Paper & Supply, Meyer Distributing, Givaudan Flavors, Reliable Tire, LineMart, Paper Mart, Nutra-Med
Lodi (Route 17 North)	127,000	100.0%	9.95	—	AAA Wholesale Group (lease not commenced)
Total Industrial	1,345,000	100.0%	$6.01	$40,700

Total Urban Edge Properties	16,364,000	90.7%	$17.68	$1,582,325
(1) Percent leased is expressed as the percentage of gross leasable area subject to a lease, excluding temporary tenants. The Company excludes 132,000 sf of self-storage from the report above.
(2) Weighted average annual rent per square foot including ground leases and executed leases for which rent has not commenced is calculated by annualizing tenant's current base rent (excluding any free rent periods), and excluding tenant reimbursements, concessions and storage rent. Excluding the ground leases where the Company is the lessor, the weighted average annual rent per square foot for our retail portfolio is $21.22 per square foot.
(3) The Company is a lessee under a ground or building lease. The total square feet disclosed for the building will revert to the lessor upon lease expiration.
(4) We own 95% of Walnut Creek (Mt. Diablo) and 82.5% of Sunrise Mall with the remaining portions in each case owned by joint venture partners.
(5) The tenant has ceased operations at this location but continues to pay rent.
(6) Not included in the same-property pool for the purposes of calculating same-property NOI as of September 30, 2021.
(7) Mortgage debt balances exclude unamortized debt issuance costs.
(8) Includes acquisitions of 151 Ridgedale Avenue and 601 Murray Road.
(9) Leases with Kmart and Sears were terminated effective October 15, 2021.

URBAN EDGE PROPERTIES
PROPERTY ACQUISITIONS AND DISPOSITIONS
For the nine months ended September 30, 2021
(dollars in thousands)

2021 Property Acquisitions:

Date Acquired	Property Name	City	State	GLA	Price
8/10/2021	601 Murray Road	East Hanover	NJ	88,000	$18,100
8/19/2021	151 Ridgedale Avenue	East Hanover	NJ	187,000	$37,400

2021 Property Dispositions:

Date Disposed	Property Name	City	State	GLA	Price
1/8/2021	Lodi (Washington Street)(1)	Lodi	NJ	42,000	$7,200
3/9/2021	East Hanover (280 Route 10 West)	East Hanover	NJ	28,000	$16,550
7/22/2021	Westfield	Westfield	NJ	22,000	$5,500
9/30/2021	Turnersville	Turnersville	NJ	98,000	$11,775
(1) Disposed of a portion of the property.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of September 30, 2021
(in thousands, except square footage data)

ACTIVE PROJECTS	Estimated Gross Cost(1)		Incurred as of 9/30/21	Target Stabilization(2)	Description and status
Huntington Commons(3)	$31,200		$8,700	3Q22	Retenanting former Kmart Box with ShopRite, tenant repositioning and facade renovations
Broomall Commons(5)	17,500		6,200	3Q22	Retenanting former 85,000± sf Giant Food space with national retailers and redemising remaining space (45,000± sf executed)
Lodi (Route 17 North)(3)	15,400		5,800	2Q22	Converting former National Wholesale Liquidator space into 127,000± sf industrial space for AAA Wholesale Group and constructing a new 3,000 sf retail pad
Las Catalinas(3)	12,900		100	3Q22	Retenanting 122,000± sf Kmart box with Sector Sixty6
Kearny Commons(3)	11,600		10,600	3Q22	Expanding by 22,000 sf to accommodate a 10,000 sf Ulta (open) and small shops as well as adding a freestanding Starbucks (open)
Tonnelle Commons(3)	10,800		10,800	4Q21	Adding 102,000± sf CubeSmart self-storage facility on excess land (open)
Briarcliff Commons(5)	10,500		6,200	1Q22	Retenanting former ShopRite with Uncle Giuseppe's
Hudson Mall(3)	9,700		1,200	3Q23	Retenanting former Toys "R" Us box with national retailer
Outlets at Montehiedra(3)	9,200		3,100	3Q22	Constructing new 14,000± sf building for Walgreens and Global Mattress and a new 3,000± sf pad for Arby's
Shops at Bruckner(3)	6,200		800	4Q22	Relocating Jimmy Jazz to former Carter's space and backfilling former Jimmy Jazz and Danice spaces with Five Below. Renovating façade (including Marshalls) and upgrading common areas.
Plaza at Woodbridge(3)	4,100		4,100	2Q22	Repurposing 82,000± sf of unused basement space into Extra Space self-storage facility (open)
Walnut Creek(3)	3,500		200	2Q23	Retenanting former Z Gallerie with Sweetgreen and remaining 4,000 sf
Tonnelle Commons(3)	3,000		300	2Q22	Retenanting former Staples with Five Below and Skechers
Mt. Kisco Commons(3)	3,000		2,800	4Q22	Converting former sit-down restaurant into a Chipotle (open) and another quick service restaurant
Wilkes-Barre(3)	2,400		—	3Q22	Retenanting former Babies "R" Us box with Wren Kitchen
Salem(3)	1,400		400	4Q21	Retenanting former Babies "R" Us box with Fun City

Total	$152,400	(4)	$61,300

(1) Estimated gross cost includes the allocation of internal costs such as labor, interest and taxes.
(2) Target Stabilization reflects the first quarter in which at least 80% of the expected NOI from the project has commenced. A project achieving Target Stabilization is classified as Completed whether or not all costs have been expended and remains listed as a Completed project for one year in the table on page 27. The Target Stabilization date is an estimate and is subject to change resulting from uncertainties inherent in the development process and not wholly under the Company's control.
(3) Results from these properties are included in our same-property metrics.
(4) The estimated, unleveraged yield for total Active projects is 8% based on total estimated project costs and the incremental, unleveraged NOI directly attributable to the projects unless otherwise noted. The incremental, unleveraged NOI for Active projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property. The unleveraged yield for projects related to vacant spaces as a result of bankruptcy is based on the total NOI directly attributable to the project and the estimated project costs.
(5) Results from these properties are included in our same-property including redevelopment metrics.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of September 30, 2021
(in thousands, except square footage data)

COMPLETED PROJECTS	Estimated Gross Cost(1)		Incurred as of 9/30/21	Stabilization(2)	Description
Wilkes-Barre(3)	3,400		3,200	2Q21	Developed a new pad for Panera Bread
Plaza at Woodbridge(3)	8,900		8,300	1Q21	Retenanted center with Bed Bath & Beyond and buybuy Baby
Huntington(3)	5,400		5,300	1Q21	Developed 11,000 sf office for Emmis Communication

Total	$17,700	(4)	$16,800

FUTURE REDEVELOPMENT(5)	Location	Opportunity
Shops at Bruckner(3)	Bronx, NY	Redemise former Fallas space with two new tenants; renovate façade and upgrade common areas
Bergen Town Center(3)	Paramus, NJ	Redevelop and renovate mall asset with focus on tenant mix, common areas and exterior facing enhancements; identify opportunities for additional uses such as residential and office
The Outlets at Montehiedra(3)	San Juan, PR	Redemise former Kmart space with 3 new tenants and develop new pad
The Plaza at Cherry Hill(3)	Cherry Hill, NJ	Renovate exterior of center and common areas
Marlton Commons(3)	Marlton, NJ	Develop new small shop space and renovate façade
Hudson Mall(3)	Jersey City, NJ	Reposition mall with redevelopment and renovation opportunities including retail and amenity upgrades and consideration of alternate uses
Brick Commons(3)	Bricktown, NJ	Develop new pad
Brunswick Commons(3)	East Brunswick, NJ	Develop new pad
Sunrise Mall	Massapequa, NY	Redevelop mall including consideration of alternate uses
Bruckner Commons(3)	Bronx, NY	Redevelop center including consideration of alternate uses

(1) Estimated gross cost includes the allocation of internal costs such as labor, interest and taxes.
(2) Stabilization reflects the first quarter in which at least 80% of the expected NOI from the project has commenced. A project achieving Stabilization is classified as Completed whether or not all costs have been expended and remains listed as a Completed project for one year in the table above.
(3) Results from these properties are included in our same-property metrics.
(4) The estimated unleveraged yield for Completed projects is 9% based on total estimated project costs for and the incremental, unleveraged NOI directly attributable to the projects. The incremental, unleveraged NOI for Active projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property.
(5) The Company has identified future redevelopment opportunities which are, or will soon be, in preliminary planning phases and as such, may not ultimately become active projects. Proceeding with these investments is subject to many factors outside of the Company's control, and it is possible that municipal or other approvals may delay or suspend our ability to proceed with such plans. The execution of these projects is discretionary and we are under no current obligation to fund these projects.

URBAN EDGE PROPERTIES
DEBT SUMMARY
As of September 30, 2021 and December 31, 2020
(in thousands)

	September 30, 2021	December 31, 2020
Secured fixed rate debt	$1,419,988	$1,428,026
Secured variable rate debt	162,337	169,371
Total debt	$1,582,325	$1,597,397

% Secured fixed rate debt	89.7%	89.4%
% Secured variable rate debt	10.3%	10.6%
Total	100%	100%

Secured mortgage debt	$1,582,325	$1,597,397
Unsecured debt(1)	—	—
Total debt	$1,582,325	$1,597,397

% Secured mortgage debt	100%	100%
% Unsecured mortgage debt	—	—
Total	100%	100%

Weighted average remaining maturity on secured mortgage debt	4.7 years	5.5 years
Weighted average remaining maturity on unsecured debt	N/A	N/A

Total market capitalization (see page 16)	$3,815,917

% Secured mortgage debt	41.5%
% Unsecured debt	—%
Total debt: Total market capitalization	41.5%

Weighted average interest rate on secured mortgage debt(2)	3.92%	3.92%

Note: All amounts and calculations exclude unamortized debt issuance costs on mortgages payable.

(1) No amounts are currently outstanding on our unsecured $600 million line of credit. The agreement has a maturity date of January 29, 2024 with two six-month extension options. Borrowings under the agreement bear interest at LIBOR plus an applicable margin of 1.05% to 1.50% and an annual facility fee of 15 to 30 basis points based on our current leverage ratio.
(2) Weighted average interest rate is calculated based on balances outstanding at the respective dates.

URBAN EDGE PROPERTIES
MORTGAGE DEBT SUMMARY
As of September 30, 2021 and December 31, 2020
(dollars in thousands)

Debt Instrument	Maturity Date	Rate	September 30, 2021	December 31, 2020	Percent of Mortgage Debt at September 30, 2021
Cherry Hill (Plaza at Cherry Hill)(2)	5/24/22	1.69%	$28,541	$28,930	1.8%
Westfield (One Lincoln Plaza)(2)(3)	5/24/22	1.69%	—	4,730	—%
Woodbridge (Plaza at Woodbridge)(2)	5/25/22	1.69%	54,595	55,340	3.5%
Bergen Town Center - West, Paramus	4/8/23	3.56%	300,000	300,000	18.7%
Bronx (Shops at Bruckner)	5/1/23	3.90%	9,864	10,351	0.6%
Jersey City (Hudson Mall)	12/1/23	5.07%	22,345	22,904	1.4%
Yonkers Gateway Center	4/6/24	4.16%	27,207	28,482	1.7%
Jersey City (Hudson Commons)(1)	11/15/24	1.99%	28,172	28,586	1.8%
Watchung(1)	11/15/24	1.99%	26,226	26,613	1.7%
Bronx (1750-1780 Gun Hill Road)(1)	12/1/24	1.99%	24,803	25,172	1.6%
Brick	12/10/24	3.87%	49,778	50,000	3.1%
North Plainfield	12/10/25	3.99%	25,100	25,100	1.6%
Las Catalinas	2/1/26	4.43%	124,897	127,669	7.9%
Middletown	12/1/26	3.78%	31,400	31,400	2.0%
Rockaway	12/1/26	3.78%	27,800	27,800	1.8%
East Hanover (200 - 240 Route 10 West)	12/10/26	4.03%	63,000	63,000	4.0%
North Bergen (Tonnelle Ave)	4/1/27	4.18%	100,000	100,000	6.3%
Manchester	6/1/27	4.32%	12,500	12,500	0.8%
Millburn	6/1/27	3.97%	23,055	23,381	1.5%
Totowa	12/1/27	4.33%	50,800	50,800	3.2%
Woodbridge (Woodbridge Commons)	12/1/27	4.36%	22,100	22,100	1.4%
East Brunswick	12/6/27	4.38%	63,000	63,000	4.0%
East Rutherford	1/6/28	4.49%	23,000	23,000	1.5%
Brooklyn (Kingswood Center)	2/6/28	5.07%	71,035	71,696	4.5%
Hackensack	3/1/28	4.36%	66,400	66,400	4.2%
Marlton	12/1/28	3.86%	37,400	37,400	2.4%
East Hanover Warehouses	12/1/28	4.09%	40,700	40,700	2.6%
Union (2445 Springfield Ave)	12/10/28	4.01%	45,600	45,600	2.9%
Freeport (Freeport Commons)	12/10/29	4.07%	43,100	43,100	2.7%
Montehiedra	6/1/30	5.00%	79,831	81,141	5.0%
Montclair	8/15/30	3.15%	7,250	7,250	0.5%
Garfield	12/1/30	4.14%	40,300	40,300	2.5%
Mt Kisco	11/15/34	6.40%	12,526	12,952	0.8%
Total mortgage debt		3.92%	$1,582,325	$1,597,397	100.0%
Unamortized debt issuance costs			(8,623)	(9,865)
Total mortgage debt, net			$1,573,702	$1,587,532
(1)Bears interest at one month LIBOR plus 190 bps.
(2)Bears interest at one month LIBOR plus 160 bps.
(3)Loan repaid in July in connection with the disposition of the property.

URBAN EDGE PROPERTIES
DEBT MATURITY SCHEDULE
As of September 30, 2021
(dollars in thousands)

Year	Amortization	Balloon Payments	Premium/(Discount) Amortization	Total	Weighted Average Interest rate at maturity	Percent of Debt Maturing
2021(1)	$3,817	$—	$297	$4,114	3.7%	0.3%
2022	16,883	80,826	1,206	98,915	2.1%	6.3%
2023	19,196	329,436	1,182	349,814	3.7%	22.1%
2024	19,165	143,706	849	163,720	3.1%	10.3%
2025	16,872	23,260	814	40,946	4.2%	2.6%
2026	11,758	218,122	814	230,694	4.2%	14.6%
2027	8,390	259,525	814	268,729	4.3%	17.0%
2028	7,783	264,822	12	272,617	4.4%	17.2%
2029	5,553	38,186	(60)	43,679	4.2%	2.8%
Thereafter	8,352	101,042	(297)	109,097	4.7%	6.8%
Total	$117,769	$1,458,925	$5,631	$1,582,325	3.9%	100%
	Unamortized debt issuance costs			(8,623)
	Total outstanding debt, net			$1,573,702
(1) Remainder of 2021.

URBAN EDGE PROPERTIES
COVID-19 DISCLOSURE

Composition of Rental Revenue for the quarter ended September 30, 2021

Quarter Ended September 30, 2021
(in thousands)
Collected property rentals and tenant expense reimbursements from third quarter billings	$84,059
Uncollected property rentals and tenant expense reimbursements from third quarter billings
Reserved	2,418
Accrued - unreserved	3,042
Total property rentals and tenant expense reimbursements before non-cash adjustments from third quarter billings(1)	89,519
Non-cash adjustments(2)	17,467
Rental revenue deemed uncollectible	(1,001)
Total rental revenue recognized	$105,985
(1) Total third quarter billings include $10.8 million of gross amounts billed for leases with rental revenue being recognized on a cash-basis. The Company had 203 leases with rental revenue being recognized on a cash-basis as of September 30, 2021, which represented approximately 11.1% of total portfolio ABR.
(2) Amount comprises straight-line rents, amortization of lease intangibles, credits for tenant abatements and accrued unbilled amounts during the third quarter. Includes $12.5 million of accelerated amortization of below-market intangibles in connection with the termination of our leases with Kmart and Sears.

Composition of Rental Revenue Deemed Uncollectible

(in thousands)	Quarter Ended September 30, 2021
Rental revenue deemed uncollectible
Amounts billed in third quarter deemed uncollectible	$2,416
Amounts billed prior to third quarter now deemed uncollectible	441
Recovery of amounts deemed uncollectible in prior periods	(1,856)
Total rental revenue deemed uncollectible(1)	$1,001
(1) Rental revenue deemed uncollectible pertaining to cash basis tenants was $1.7 million consisting of $2.6 million of charges, offset by $0.9 million of amounts recovered in the quarter.

Tenant and other receivables

As of September 30, 2021
(in thousands)
Tenant and other receivables billed	$36,470
Revenue deemed uncollectible	(18,292)
Tenant and other receivables deemed collectible	$18,178

Status of Rent Deferrals

As of October 29, 2021, the Company has executed or approved deferral agreements amounting to $10.1 million with a weighted average remaining payback period of 30 months. As of October 29, 2021, the Company has collected 98% of the deferral payments due:

	As of September 30, 2021
(in thousands)	Unbilled	Rebilled and Collected	Rebilled and Uncollected	Total
Accrual basis	$1,092	$4,545	$—	$5,637
Cash basis	3,659	709	99	4,467
Total	$4,751	$5,254	$99	$10,104

Status of Base Rent Collections for the quarter ended September 30, 2021 as of October 29, 2021

Property Type	% of Portfolio ABR	% Collected
Strips	75%	98%
Malls	22%	96%
Industrial	3%	100%
Total portfolio	100%	98%